UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  December 14, 2010

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   641-585-3535

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Matters

Winnebago Industries, Inc. (the "Company") held its annual meeting of shareholders (the "Annual Meeting") on December 14, 2010. At the Annual Meeting, the Company's shareholders were asked to vote on two proposals: (1) the election of three Class II directors and (2) the ratification of Deloitte & Touche LLP as the Company's independent registered public accountant for the fiscal year ending August 27, 2011. The results of the shareholder vote are set forth below.

Item 1 - Election of Directors.

The shareholders elected three nominees, Robert M. Chiusano, Jerry N. Currie and Lawrence A. Erickson, as Class II directors to hold office until the annual meeting of shareholders to be held following the Company's 2013 fiscal year and until his respective successor is duly elected and qualified. Information as to the vote on each director standing for election is provided below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert M. Chiusano	19,147,561	4,444,750	2,561,735
Jerry N. Currie	19,089,057	4,503,254	2,561,735
Lawrence A. Erickson	19,148,743	4,443,568	2,561,735

Item 2 - Ratification of the Appointment of Independent Public Accounts for the Fiscal Year Ending August 27, 2011.

Shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for the fiscal year ending August 27, 2011, as set forth below:

Votes For	Votes Withheld	Abstentions	Broker Non-Votes
25,963,015	125,009	24,430	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.
(Registrant)

Date:	December 16, 2010	By:	/s/ Robert J. Olson
		Name:	Robert J. Olson
		Title:	Chairman of the Board, Chief Executive Officer and President